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                                                                   Exhibit 10.27

                                 LOAN AGREEMENT
                                       FOR
                            TERM LOAN CREDIT FACILITY


         THIS AGREEMENT is made as of this 20th day of October, 1999, by and between E&P Financing Limited Partnership, a Maryland limited partnership ("Borrower"), and U.S. Bank National Association, a national banking association ("Bank"). In consideration of the promises and mutual agreements hereinafter contained, the Borrower and the Bank agree as follows:


                              SECTION 1. TERM LOAN

         1.1 TERM LOAN. Upon the execution of this Agreement, the Bank agrees to loan to the Borrower the principal sum of Thirteen Million and No/100 Dollars ($13,000,000) (herein the "Term Loan Commitment" or "Term Loan").

         1.2 TERM LOAN NOTE. The loan to the Borrower under this Section 1 shall be evidenced by a certain Term Loan Note (herein, together with any and all extensions, renewals, modifications and substitutions thereof or exchanges therefor, referred to as the "Term Loan Note") dated the date of issuance, payable to the order of the Bank, in the principal amount of the Term Loan Commitment. A copy of the Term Loan Note is attached hereto as Exhibit "A" and is incorporated herein by this reference.

         1.3 INTEREST. The unpaid principal amount of the Term Loan Note outstanding from time to time shall bear interest at the following rates per year:

                  (a) During the first three years of the Term Loan, and before maturity of the Term Loan, at the rate of 8.31% per annum, and during the fourth and fifth years of the Term Loan at the LIBOR Rate plus 2.25% to be determined by the Bank on the last Banking Day prior to the beginning of the fourth year and the beginning of the fifth year of the Term Loan for the following year. The interest rate shall be calculated on the basis of the actual number of days elapsed in a 360-day year.

                  "LIBOR Rate" shall mean the London Interbank Offered Rate per annum for a 360-day period as obtained by the Bank from the Reuters Service, plus any reserves the Bank determines it is required to maintain with respect to LIBOR or Eurodollar currency loans. In the event the Reuters Service shall discontinue quoting LIBOR rates, the Bank shall designate an alternate method to determine the LIBOR rates. The Bank's designation shall be binding on the undersigned.
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                  "Banking Day" shall mean a day on which banks are open for business in London, England and Lincoln, Nebraska, and dealing in United States dollar deposits in London, England.


                  (b) Default Rate. After maturity, whether by lapse of time, default, acceleration or otherwise, at a rate equal to the Reference Rate plus three percent (3%) per annum (the "Default Rate").

                  "Reference Rate" shall mean the rate of interest per annum which has been publicly announced by U.S. Bank National Association in Minneapolis, Minnesota (USBNA) as its "Reference Rate," which is not necessarily the lowest rate charged by the Bank or USBNA on loans and is set by the Bank in its sole discretion.

         1.4 INTEREST AND PRINCIPAL DATES. Principal and interest shall be amortized at the applicable rate of interest set forth in Section 1.3 and adjusted at the time of a change in the interest rate as provided in Section 1.3 over a fifteen-year period and paid in monthly payments commencing on November 30, 1999 and continuing monthly on the last day of each month thereafter. The monthly payments for the first three years of the Term Loan shall be One Hundred Twenty-Seven Thousand Eight Hundred Eight and 72/100 Dollars ($127,808.72). The total unpaid principal balance and all accrued but unpaid interest shall be paid at maturity on October 15, 2004 (the "Term Loan Maturity Date").

         1.5 FUNDS. Payments and prepayments of principal and interest shall be made in immediately available funds to the Bank by payment at its main office at 233 South 13th Street, Lincoln, Nebraska 68508, or at such other place as the Bank or the holder hereof may designate in writing to the Borrower.

         1.6 PREPAYMENTS. The Borrower acknowledges that the Borrower shall have no right to prepay the Term Loan Note without the Bank's consent, which the Bank will not grant except upon the terms and subject to the conditions hereinafter provided. In order to induce the Bank to agree to accept voluntary prepayments, the Borrower agrees to pay the Bank a prepayment premium as described in this section upon any prepayment, voluntary or involuntary. Because there is no readily available index of rates payable on loans such as that from the Bank to the Borrower, nor any assurance that the Bank could replace the loan with a similar loan, the Borrower and the Bank agree that the changes in the yields on U.S. Government securities provide a reasonable approximation for changes in interest rates generally. For purposes of this section, the following terms shall have the meanings given below:

                  "Average Maturity Period": The weighted average time to scheduled maturity of all principal prepaid at any one time. Average Maturity Period shall be computed by multiplying the dollar amount of each installment of principal prepaid by the number of days until the scheduled maturity of that installment, adding together the resulting products and dividing the resulting sum by the total dollar amount of principal being prepaid.

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                  "Government Yield": As of any date of determination, the yield
         (converted as necessary to the equivalent semi-annual compound rate) on U.S. Treasury securities having a maturity date closest to the Average Maturity Period, as published in The Wall Street Journal (or, if not so published, as determined by the Bank by using the average of quotes obtained by the Bank from three primary dealers that market U.S. Treasury securities in the secondary market). "U.S. Treasury securities" means actively traded U.S. Treasury bonds, bills and notes and, if more than one issue of U.S. Treasury securities is scheduled to mature at or about the time of the scheduled maturity of the Term Loan Note, then to the extent possible the U.S. Treasury security issued most recently prior to the date of determination will be chosen as the basis of the Government Yield.

                  "Interest Differential": As of the date of any full or partial prepayment, the Note Rate minus the sum of the Government Yield as of the date of prepayment and the Issuance Spread.

                  "Issuance Spread": The issuance spread for the first three years of the Term Loan is 1.73% per annum (the approximate amount by which the Bank's cost of funds exceeds the Government Yield as of the date of the Term Loan Note). During each of the last two years of the Term Loan, the issuance spread shall be the approximate amount by which the Bank's cost of funds exceeds the Government Yield as of the first day of the fourth and fifth years.

                  "Note Rate": The applicable rates of interest payable under the Term Loan Note.

         The Term Loan Note may be prepaid in whole or in part at any time, with partial prepayments in the amount of $100,000.00 or an integral multiple thereof. Any partial prepayments shall be applied to installments due under the Term Loan Note in the inverse order of their maturity. If at the time of any prepayment (whether voluntary or involuntary, and specifically including, but not limited to, any payment prior to scheduled maturity following acceleration of the Term Loan Note), the sum of the Government Yield as of the date of prepayment plus the Issuance Spread is less than the Note Rate, the Borrower shall pay to the Bank a prepayment premium equal to the present value (determined in accordance with standard financial practice) of the product of the Interest Differential times the amount prepaid times the Average Maturity Period. The amount of the prepayment premium shall be calculated as follows. The amount prepaid shall be multiplied by (a) the Interest Differential, times (b) a fraction, the numerator of which is the number of days in the Average Maturity Period and the denominator of which is 360. The resulting product shall then be divided by the number of whole months (using a thirty-day month) in the Average Maturity Period, yielding a quotient (the "Quotient"). The amount of the prepayment premium shall be the present value (determined in accordance with standard financial practice) on the date of prepayment (using the Government Yield as of the date of such prepayment as the discount factor) of a stream of equal monthly payments in number equal to the number of whole months (using a thirty-day month) in the Average Maturity Period, with the amount of each

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hypothetical monthly payment equal to the Quotient and with the first payment payable thirty days after the date of prepayment.

         Prepayments shall be applied first against the unpaid interest, then any remaining sum shall be applied against unpaid installments of the Term Loan
Note in the inverse order of their scheduled maturity. Such prepayments shall not relieve the undersigned of the obligation to continue any regularly scheduled repayment of the outstanding indebtedness hereunder.

         The foregoing provisions notwithstanding, Borrower may prepay the Term Loan in full on the third or fourth anniversary date of the Term Loan, without prepayment premium, by giving the Bank written notice of its election to prepay the Term Loan ten (10) days prior to said anniversary dates.

         1.7 PERMISSIBLE BORROWING PURPOSES. The Term Loan extended to the Borrower hereunder may be used for general corporate purposes of the Borrower.

         1.8 COMMITMENT FEE. Upon the execution of this Agreement, Borrower shall pay the Bank a commitment fee in the amount of $65,000.

         1.9 LATE FEES. Borrower shall pay the Bank a late fee of 5% of the amount of any payment received 15 days or more after its due date.


                       SECTION 2. COLLATERAL AND SECURITY

         2.1 SECURITY. As security for the payment of the Term Loan Note, which Term Loan Note is executed in connection herewith (including any and all extensions, renewals, modifications and substitutions thereof or exchanges therefor), any and all future advances of credit to the Borrower, the performance of this Agreement and any other agreement executed in connection herewith, the payment of any and all amounts advanced by the Bank hereunder on behalf of the Borrower, any legal fees and all other fees, charges, expenses, or costs incurred by the Bank in connection herewith (herein collectively called the "Obligations"), the Borrower will execute and deliver to the Bank certain documents in connection with this Agreement as follows:

                  (a) Deeds of Trust or Mortgages, in form and substance satisfactory to the Bank, on all of the real estate described on Exhibit "B" attached hereto and incorporated herein by this reference, and any additions thereto or substitutions therefor approved by the Bank (the "Term Loan Properties"), giving the Bank a first lien on all of the real estate described on Exhibit "B" to secure the Obligations.

                  (b) Assignments of Leases and Rents, in the form attached hereto as Exhibit "C", assigning the rights of the Borrower as lessor of each of the Term Loan Properties that are leased by the Borrower, together with resolutions of authority as applicable to Borrower. The foregoing provision notwithstanding, Borrower shall not lease any of the Term Loan Properties without the Bank's prior written consent. The Bank consents to the lease of the Term Loan Properties to Supertel Hospitality Management, Inc. provided that the merger between Supertel Hospitality, Inc. ("Supertel") and Humphrey Hospitality Trust, Inc. ("HH Trust") described in the Disclosure Schedule has been consummated and all conditions of this Agreement have been satisfied.

                  (c) Lease Subordination Agreements, in the form attached hereto as Exhibit "D", from the lessees of each of the Term Loan Properties.

                  (d) Collateral Assignments from Supertel Hospitality Management, Inc. in form and substance satisfactory to the Bank and in substantially the form attached hereto as Exhibit "E" assigning the franchises for each of the Term Loan Properties.

                  (e) Agreements from the franchisors or licensors of all of the Term Loan Properties in form and substance satisfactory to the Bank providing the Bank with assurances in substantially the form attached hereto as Exhibit "F" to the effect that they will not terminate the franchises with Borrower in the event the Bank enforces its rights under the Security Documents or in the event of a default under the franchises.

                  (f) Security Agreement(s) and Financing Statement(s) on all the personal property now owned or held or hereafter acquired, and any proceeds thereof together with resolutions of authority as applicable to Borrower giving the Bank a first lien on all personal property of Borrower relating to or pertaining to the Term Loan Properties as described in the Security Agreement, a copy of which is attached hereto as Exhibit "G" and is incorporated herein by this reference. A copy of the form of Financing Statement to be used is attached hereto as Exhibit "H" and is incorporated herein by this reference.

                  Borrower hereby agrees to execute and deliver on demand and hereby irrevocably constitutes and appoints Bank the attorney-in-fact of Borrower coupled with an interest, to execute, deliver, and if appropriate, to file with the appropriate filing officer or office such security agreements, financing statements or other instruments as Bank may request or require in order to impose or perfect the lien or security interest hereof more specifically thereon.


         2.2 RIGHTS IN PROPERTY HELD BY BANK. As further security for the prompt satisfaction of all the Obligations of the Borrower to the Bank, the Borrower hereby assigns, transfers, and sets over to the Bank all of its right, title and interest in and to, and grants the Bank a lien on and a security interest in, and agrees that the Bank may set off against, all amounts that may be owing from time to time by the Borrower to the Bank in any capacity, including, but without limitation, any balances, credits, deposits, accounts, monies, or any other property of the Borrower, now or hereafter in the possession of the Bank.

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         2.3 SECURITY DOCUMENTS. The executed Deeds of Trust, Mortgages,
Assignments of Leases and Rents, Lease Subordination, Collateral Assignments, Agreements with franchisors, Security Agreement(s) and Financing Statements described in Section 2.1 and the rights, liens and security interests and setoff described in Section 2.2 are collectively and individually referred to as "Security Documents."

         2.4 SUBSTITUTION AND ADDITION TO TERM LOAN PROPERTIES. Subject to the approval of the Bank, as hereinafter set forth, Borrower may request permission for any reason to substitute real estate and obtain the release of real estate that is a part of the Term Loan Properties, and Borrower may also request permission to add real estate to the Term Loan Properties to maintain compliance with, or cure any failure to maintain compliance with, any of the ratios set forth in Section 4.4 of this Agreement. At the time of making any such request, the Borrower shall provide the Bank with such information and documents as the Bank may require, including, without limitation, the following: an appraisal, a title insurance commitment, an ALTA survey, an environmental report, a U.C.C. search, flood hazard certification, evidence of insurance, zoning information, the franchise agreement, tax and judgment lien searches, and a building inspection report. The Bank shall have thirty (30) days after the request by the Borrower to determine, in its sole discretion, if the real estate proposed to be substituted or added is of appropriate character, quality and value. Any request to add real estate to the Term Loan Properties to cure a failure to comply with any ratios set forth in Section 4.4 shall be made within the thirty-day period provided herein to cure any noncompliance with this Agreement.

         If the Bank determines in its sole discretion that it will permit the substitution and release or addition of real estate to the Term Loan Properties, Borrower shall provide the Bank with documentation, in form and substance acceptable to the Bank, to provide the Bank with the same rights with respect to the substituted or added real estate and related personal property and franchise rights as are provided by the Security Documents described herein with respect to the existing Term Loan Properties. The documentation shall be provided by the Borrower within the time required by the Bank. The documentation relating to the substituted or additional real estate and related personal property and franchise rights shall thereafter be considered to be a part of the Security Documents for purposes of this Agreement and all other documents relating to or pertaining to this Agreement.


                    SECTION 3. REPRESENTATIONS AND WARRANTIES

         To induce the Bank to make the Term Loan, the Borrower represents and warrants to the Bank that:

         3.1 ORGANIZATION. Borrower is a limited partnership existing and in good standing under the laws of the State of Maryland. The Borrower is duly qualified, in good standing and authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, and where a failure to so qualify would have a material adverse effect on the Borrower; and the Borrower has the power and authority as a limited partnership to own its properties and to carry on its business as now being conducted.

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         3.2 AUTHORIZATION; NO CONFLICT. The borrowings hereunder, the execution and delivery of the Term Loan Note and the Security Documents and the performance by the Borrower of its obligations under this Agreement, the Term Loan Note and Security Documents are within the Borrower's limited partnership powers, have been authorized by all necessary limited partnership action, have received all necessary governmental approval (if any shall be required) and do not and will not contravene or conflict with any provision of law or of the certificate of limited partnership or limited partnership agreement of the Borrower or of any agreement binding upon the Borrower and are and will continue to be enforceable under the laws of the State of Nebraska in accordance with their respective terms, except as such enforcement may be qualified or limited by bankruptcy, insolvency, or other similar laws affecting creditors rights in general.

         3.3 FINANCIAL STATEMENTS; CONTINGENT LIABILITIES. The assets, liabilities and operations of the Borrower were acquired from Supertel concurrently with the execution of this Agreement. Therefore, the financial statements of Supertel are the best evidence of the financial condition of Borrower. The financial statements of Supertel dated June 30, 1999, copies of which have been furnished to the Bank, were prepared in conformity with generally accepted accounting principles ("GAAP") applied on a basis consistent with that of Supertel's preceding fiscal year, and accurately present the financial condition of Supertel as at such dates and the results of their operations for the respective period then ended. Since the date of such financial statements, no material adverse change in the business, properties, assets, operations, conditions or prospects of Supertel has occurred. There are no contingent liabilities of Supertel in an amount in excess of $100,000 individually, or $1,000,000 in the aggregate, which is known to the Borrower or which should reasonably be known to the Borrower, which is not reflected in such financial statements or which is not disclosed in the Disclosure Schedule attached hereto at Exhibit "I" (the "Disclosure Schedule") and incorporated herein by this reference. The Bank hereby acknowledges that it is aware of the proposed merger of Supertel into HH Trust, as described in the Disclosure Schedule.


         3.4 TAXES. The Borrower has filed or caused to be filed all federal, state, county and local tax returns which are required to be filed, and has paid or caused to be paid all personal property taxes, real estate taxes, income taxes, other taxes, special assessments, assessments, withholding, contributions and governmental charges or levies (collectively and individually referred to as "Taxes") as shown on such returns and reports, or on any assessment received by them, to the extent that such Taxes have become due (except for current Taxes not delinquent and Taxes being contested as provided by law, in good faith and by appropriate legal proceedings for which adequate reserves have been provided on the books of the Borrower, and as to which no foreclosure, distraint, sale or similar proceedings have been commenced).

         3.5 LIENS. Borrower has good and marketable title to all of the assets described in the Security Documents, including, without limitation, the Term Loan Properties. None of the assets of the Borrower described in the Security Documents are subject to any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest, except for: (a) liens in favor of the Bank granted hereunder; (b) current Taxes not delinquent or Taxes being contested as provided by law in good faith and by appropriate legal proceedings;
(c) liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate legal proceedings, but not

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involving any deposits or advances of borrowed money or the deferred purchase price of property or services; (d) to the extent specifically shown in the financial statements referred to above; and (e) to the extent reflected in the attached Disclosure Schedule.

         3.6 ADVERSE CONTRACTS. The Borrower is not a party to any agreement or instrument, or subject to any charter or other corporate restriction, nor is it subject to any judgment, decree or order of any court or governmental body, which Borrower knows or reasonably should know may have a material and adverse effect on the business, assets, liabilities, financial condition, operations or business obligations under this Agreement or the Term Loan Note or Security Documents. Except as disclosed in the Disclosure Schedule, the Borrower has no, nor with reasonable diligence should have had, knowledge of or notice that it is in default on the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, charter or other corporate restriction, judgment, decree or order of any court or governmental body that might have a material adverse impact on the Borrower. The Bank hereby acknowledges that it is aware of the proposed merger of Supertel into HH Trust, as described in the Disclosure Schedule.

         3.7 REGULATION U. The Borrower is not engaged principally in, nor is one of the Borrower's important activities, the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereinafter in effect.

         3.8 LITIGATION. No litigation (including derivative actions), arbitration proceedings or governmental proceedings are pending or threatened against the Borrower which would (singly or in the aggregate), if adversely determined, have a material and adverse effect on the financial condition, continued operations or prospects of the Borrower, except as set forth (including estimates of the dollar amounts involved) in the Disclosure Schedule.

         3.9 SELL, CONVEY AND TRANSFER. Except in the ordinary course of business, the Borrower has not sold, conveyed, transferred, disposed of, or otherwise further encumbered, any of the Borrower's assets within the last ninety (90) days that is not disclosed in the Disclosure Schedule.

         3.10 LAWFUL INTEREST. The amounts to be received by Bank as interest payments under the Term Loan Note shall constitute lawful interest and shall be neither usurious nor illegal under the laws of the State of Nebraska.

         3.11 SECURITY DOCUMENTS. The provisions of the Security Documents as provided herein, are effective to create, in favor of the Bank, legal, valid and enforceable liens on all of the real estate and personal property described therein. The Deeds of Trust, Mortgages and Assignments of Leases and Rents when filed with the recording offices listed on Exhibit "B" and the Financing Statements when filed with the Secretaries of State (or other appropriate recording office) in Nebraska, Kansas, Iowa, Missouri and Maryland, will constitute fully perfected first security interests and liens on all right, title and interest of the Borrower in the real estate and personal property

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described therein (to the extent perfection is controlled by the Uniform
Commercial Code), prior and superior to all other liens.

         3.12 PLACE OF BUSINESS. Borrower's principal place of business and chief executive offices are located in Silver Spring, Maryland.

         3.13 ENVIRONMENTAL COMPLIANCE. Except as set forth in the Disclosure Statement, the Borrower and its subsidiaries are in material compliance with all environmental protection laws in each jurisdiction where they are presently doing business, the violation of which would have a material, adverse effect on the use, operation or value of the Term Loan Properties, or any of them. The Borrower is not subject to any liabilities nor have they received any notice from any governmental agency regarding any action, pending or contemplated, pertaining to any alleged violation of any environmental protection laws with respect to any of the present or previously owned real properties of the Borrower where the effect of which could be reasonably expected to have a material adverse effect on the Borrower or any of its properties.

         3.14 ERISA. Borrower has fulfilled all obligations under the Employee Retirement Income Security Act of 1974, as amended, in respect of any employee benefit plan maintained for employees of the Borrower, and no reportable event or prohibited transaction has occurred with respect to any such employee benefit plan.

         3.15 DEFAULTS. The Borrower is not in default, nor has any event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute an Event of Default, as defined herein.

         3.16 COMPLIANCE WITH THE LAW. Borrower (a) is not in violation of any federal, state or county governmental rule, regulation or ordinance; and (b) has not failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of Borrower's properties or the conduct of its business; which violation or failure (in the event that such violation or failure were asserted by any person or entity by appropriate action) would result in a material impediment to the conduct of the Borrower's regular business generally or at any of its properties.

         3.17 INVESTMENT COMPANY ACT. The Borrower is not a "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         3.18 SUBSIDIARIES. Exhibit "J", attached hereto lists all of the subsidiaries and affiliates of Borrower. Borrower represents that all of its subsidiaries and affiliates are duly organized and existing under the laws of their respective jurisdictions of their creation, and are duly qualified, in good standing and authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, and where a failure to so qualify would have a material adverse effect on the Borrower; and the Borrower has the corporate power and authority to own its properties and to carry on its business as now being conducted.

         3.19 Y2K COMPLIANCE. Borrower has reviewed and assessed its business operations and computer systems and applications to address the "year 2000 problem" (that is, that computer applications and equipment used by Borrower, directly or indirectly through third parties, may be unable to properly perform date-sensitive functions before, during and after January 1, 2000). Borrower reasonably believes that the year 2000 problem will not result in a material adverse change in Borrower's business condition (financial or otherwise), operations, properties or prospects or ability to repay the Bank. Borrower agrees that this representation will be true and correct on and shall be deemed made by Borrower on each date Borrower requests any advance under this Agreement or the Term Loan Note or delivers any information to the Bank. Borrower will promptly deliver to the Bank such information relating to this representation as the Bank requests from time to time.

         3.20 FRANCHISES, PATENTS, COPYRIGHTS, ETC. The Borrower and/or any tenant approved by the Bank possesses, and will at all times possess, all franchises, including, without limitation, motel franchises or licenses, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted or as it is intended to be conducted, without known conflict with any rights of others.

         3.21 SALE TO SUPERTEL HOSPITALITY MANAGEMENT, INC. Borrower represents that all personal property assets relating to or pertaining to the Term Loan Properties, excluding furniture, fixtures and equipment, will, immediately prior to the merger, be sold to Supertel Hospitality Management, Inc., as described in the Disclosure Schedule.

                              SECTION 4. COVENANTS

         Until all Obligations of the Borrower hereunder and under the Term Loan Note are paid and fulfilled in full, the Borrower agrees that they shall comply with the following covenants, unless the Bank consents otherwise in writing:

         4.1 LIMITED PARTNERSHIP EXISTENCE. The Borrower shall preserve and maintain its limited partnership existence, rights, franchises and licenses, and will not liquidate, dissolve, or merge, or consolidate with or into any other entity, or sell, lease, transfer or otherwise dispose of all or a substantial part of its assets without the Bank's prior written consent.

         4.2 REPORTS, CERTIFICATES AND OTHER INFORMATION. The Borrower shall furnish to the Bank:

                  (a) Audit Report. Within one hundred twenty (120) days after the close of each fiscal year of Borrower: (a) a consolidated statement of partners' equity and a consolidated statement of cash flow of the Borrower and any subsidiaries for such fiscal year; (b) consolidated and consolidating income statements of the Borrower and HH Trust and any subsidiaries as of the end of such fiscal year, all such statements to be in reasonable detail, including all supporting schedules and comments; the consolidated statements and balance sheets of HH Trust (including financial statements of the Borrower) to be audited by independent certified public accountants selected by Borrower and acceptable to the Bank, prepared in accordance with GAAP and to present fairly the consolidated financial position and results of operations of HH Trust and any subsidiaries, and including, without limitation, footnotes required by GAAP regarding any defaults on the Term Loan identified in the audit, and accompanied by such accountants' opinion thereon that such documents have been audited in compliance with the American Institute of Certified Public Accountants' Statements of Auditing Standards in effect as of the execution hereof. The Bank shall have the right from time to time, to discuss the affairs of the Borrower directly with such independent certified public accountants after notice to the Borrower and opportunity of the Borrower to be represented at any such discussions. The Bank agrees that the certified public accountants currently employed by Supertel and HH Trust are acceptable to the Bank.

                  (b) Certificates. Contemporaneously with the furnishing of a copy of each annual audit report and all required interim reports required by subsection (e) a certificate dated the date of such annual report and interim reports and signed by either the President or the Chief Financial Officer of Borrower, to the effect that no Event of Default has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it.

                  (c) Reports to SEC and to Shareholders. Copies of each filing and report made by HH Trust to any securities exchange or the Securities and Exchange Commission, except in respect of any single shareholder, and of each communication from HH Trust to shareholders generally, promptly upon the filing or making thereof.

                  (d) Notice of Default, Litigation and ERISA Matters. Immediately upon learning of the occurrence of any of the following, written notice describing the same and the steps being taken by the Borrower or any subsidiary affected in respect thereof: (i) the occurrence of any Event of Default or any event or condition which with the passage of time or the giving of notice, or both, might become an Event of Default; or (ii) the institution of, or any adverse determination in, any litigation, arbitration or governmental proceeding which is material to the Borrower, or (iii) the occurrence of a reportable event under, or the institution of any steps by Borrower to withdraw from, or the institution of any proceedings to terminate, any employee benefit plans as to which the Borrower may have any liability.

                  (e) Interim Reports. Within forty-five (45) days after the end of each fiscal quarter, a copy of an internally prepared financial statement of the Borrower prepared on a basis consistent with the audited financial statements of the Borrower, signed by an authorized officer of the Borrower and consisting of at least (i) a balance sheet as at the close of the preceding quarter, (ii) a statement of earnings for the preceding quarter, and (iii) operating statements for each of the Term Loan Properties; provided, however, that such financial statements will not include footnotes and will be subject to normal year-end adjustments.

                  (f) Annual Limited Partnership Tax Return. A copy of Borrower's annual tax return promptly after it is submitted to the Internal Revenue Service.

                  (g) Capital Expenditure Account. A quarterly report detailing Borrower's use of the funds in the Capital Expenditure Account created pursuant to Section 4.25.

                  (h) Other Information. From time to time such other information, financial or otherwise, concerning the Borrower as the Bank may reasonably request.

         4.3 INSPECTION. The Borrower will permit the Bank or any officer, employee or agent of the Bank at any time during the Borrower's regular business hours to inspect their properties and to inspect and copy their books and records. Upon the occurrence of an Event of Default, the Bank shall be entitled to have an independent audit of Borrower's books and records at Borrower's expense. Borrower shall pay all costs associated with annual inspections of the real and personal properties described in the Security Documents.

         4.4 FINANCIAL REQUIREMENTS. Borrower shall comply with the following financial covenants to be tested in accordance with GAAP consistently applied:

                  (a) Term Loan Debt Service Coverage Ratio. Borrower shall maintain a Term Loan Debt Service Coverage Ratio greater than 1.5 to 1, to be tested quarterly at the end of each calendar quarter based on the trailing one-year period.

                  The Term Loan Debt Service Coverage Ratio shall be measured as of December 31, 1999, and at quarterly intervals thereafter, and for any period shall be determined as the quotient obtained by dividing (a) Adjusted Net Operating Income from the Term Loan Properties for such period by (b) the amount of debt service payments (principal and interest) which would be required to be made under this Agreement and related loan documents during such period.

                  "Adjusted Net Operating Income" for this and the other financial covenants is defined as the remainder of the Net Operating Income after reducing Net Operating Income by an amount equal to the sum of (a) 4% of gross room revenue for FF&E reserve, plus (b) 4% of gross room revenue for management fees and expenses.

                  "Net Operating Income" shall be the net operating income of the relevant properties determined for this and the other financial covenants from Borrower's internally generated operating statements prepared consistently with Borrower's internally prepared 1999 Profit and Loss Statement.

                  (b) Consolidated Debt Service Coverage Ratio. Borrower shall maintain a Consolidated Debt Service Coverage Ratio greater than 1.5 to 1, to be tested at the end of each calendar quarter based on the trailing one-year period.

                  The Consolidated Loan Debt Service Coverage Ratio shall be measured as of December 31, 1999, and at quarterly intervals thereafter, and for any period shall be determined as the quotient obtained by dividing (a) Adjusted Net Operating Income from all of Borrower's properties for such period by (b) the amount of Borrower's total debt service payments (principal and interest) which would be required to be made during such period, including Imputed Debt Service.

                  "Imputed Debt Service" means the annual payments of principal and interest that would be required to fully amortize the outstanding revolving loan balance of Borrower's aggregate revolving loan indebtedness for the trailing one-year period as if the revolving loans were loans to be amortized in equal monthly payments of principal and interest over a 25-year period, with an assumed interest rate of the yield on U.S. Treasury securities having a 10-year maturity at the time of the determination, plus 3.0%.

                  (c) Term Loan to Value Ratio. The ratio of the principal balance outstanding on the Term Loan to the value of the Term Loan Properties shall be less than 50% tested at the end of each calendar quarter.

                  For purposes of calculation of the Term Loan to Value Ratio as of December 31, 1999, and at quarterly measurement intervals thereafter, the value of the Term Loan Properties shall be the sum of
         (i) the Adjusted Net Operating Income for the trailing one-year period from the Term Loan Properties owned throughout that period capitalized at 12%, plus (ii) the lesser of the acquisition cost or the appraised value of any of the Term Loan Properties acquired by the Borrower within the preceding 12 months.

                  (d) Consolidated Loan to Value Ratio. The ratio of Borrower's aggregate interest bearing debt to the value of all of Borrower's real estate assets shall be less than 60% tested at each fiscal year end.

                  For purposes of calculation of the Consolidated Loan to Value Ratio as of December 31, 1999, and at yearly intervals thereafter, the value of all of Borrower's real estate assets shall be the sum of the Adjusted Net Operating Income for the trailing one-year period from all of Borrower's real estate assets owned throughout that period capitalized at 12%, plus (ii) the lesser of the acquisition cost or the appraised value of any of Borrower's real estate assets acquired within the preceding 12 months.

                  (e) IBD/EBITDA Ratio. Borrower shall maintain a ratio of interest bearing debt divided by earnings before interest, taxes, depreciation and amortization of less than 4.5 to 1 to be tested at each fiscal year end.

         4.5 INDEBTEDNESS, LIENS AND TAXES. Without the Bank's prior written consent, the Borrower and its subsidiaries shall:

                  (a) Indebtedness. Not incur, permit to remain outstanding, assume or in any way become committed for indebtedness in respect of borrowed money, except indebtedness incurred hereunder, indebtedness related to the transactions described in the Disclosure Schedule and additional indebtedness provided that Borrower is in compliance with all of the Financial Requirements of Section 4.4 before and immediately after incurring any such additional indebtedness.

                  (b) Liens. Not create, suffer or permit to exist any lien or encumbrance of any kind or nature upon any of the real and personal property subject to the Security Documents now or hereafter owned or acquired, or acquire or agree to acquire any property or assets of any character under any conditional sale agreement or other title retention agreement, but this Section shall not be deemed to apply to: (i) liens for taxes, assessments and other governmental charges not yet due or which are being contested in good faith and for which such reserves as shall be required by generally accepted accounting principles shall have been made therefor; (ii) liens of landlords, vendors, carriers, warehousemen, mechanics, laborers and materialmen arising at law in the ordinary course of business for sums not yet due or being contested in good faith if such reserves as shall be required by generally accepted accounting principles shall have been made therefor; (iii) pledges or deposits in connection with or to secure worker's compensation, unemployment insurance, pensions or other employee benefits; and (iv) liens and encumbrances arising out of the transactions described on the attached Disclosure Schedule.

                  (c) Taxes. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies when due, except that no such tax, assessment, charge, levy or claim need be paid which is being contested in good faith and by appropriate legal proceedings and as to which adequate reserves shall have been established, and as to which no foreclosure, distraint, sale or similar proceedings have commenced.

                  (d) Guarantee/Indemnity Agreements. Not assume, guarantee, borrow, indorse or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to the obligation of any other person or entity, except by the indorsement of negotiable instruments for deposit or collection in the ordinary course of business. The Bank acknowledges that Borrower intends to pay a dividend prior to the merger of Supertel into HH Trust, as described in the Disclosure

         Schedule, and the Bank agrees that the payment of the dividend will not violate this covenant.

         4.6 INVESTMENT AND LOANS. Borrower shall not make any loan, advance, extension of credit, or capital contribution to any person or legal entity; nor purchase or otherwise acquire for a consideration, evidences of indebtedness, capital stock or other securities of any person or legal entity.

         4.7 DIVIDENDS AND TRANSFERS. HH Trust shall not issue any dividends or other distribution (i) in excess of seventy-five percent (75%) of HH Trust's funds from operations per year, or such higher amounts as may be required to maintain the status of HH Trust as a real estate investment trust, or (ii) after the occurrence of an Event of Default that continues for a period of sixty (60) days or more.

         4.8 MAINTENANCE OF PROPERTIES. The Borrower shall maintain, or cause to be maintained, in good repair, working order and condition (ordinary wear and tear excepted), all of its properties (whether owned or held under lease), and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         4.9 INSURANCE. The Borrower shall maintain insurance in responsible companies in such amounts and against such risks as is required by the Bank and, at a minimum, insurance on its respective businesses, fixed assets, inventory and other properties, including specifically, but without limitation, flood and title insurance, worker's compensation or similar insurance as required by law, and adequate public liability (including product liability) insurance against claims for personal injury, death or property damage arising out of its services, products, facilities or operations, as is usually carried by similar businesses conducting operations in similar areas, all such policies naming the Bank as loss payee with respect to the real and personal properties subject to the Security Documents and the business operations related thereto.

         4.10 USE OF PROCEEDS.

                  (a) The Borrower shall not use or permit any proceeds of the Term Loan Note to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying any margin stock" within the meaning of Regulations U or X of the Board of Governors of the Federal Reserve System, as amended from time to time. If requested by the Bank, the Borrower will furnish to the Bank a statement in conformity with the requirements of Federal Reserve Form U-1 to the foregoing effect. No part of the proceeds of the Term Loan Note will be used for any purpose which violates or is inconsistent with the provisions of Regulations U or X of the Board of Governors.

                  (b) Tender Offers and Going Private. The Borrower shall not use (or permit to be used) any proceeds of the Term Loan Note to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended, or any regulations or rulings thereunder.

         4.11 LIMITATION ON BUSINESS. The Borrower shall not engage in any business or activity other than the business engaged in as of the date hereof and in activities related or incidental to such business without the Bank's prior written consent, which consent shall not be unreasonably withheld.

         4.12 MANAGEMENT. The management of Borrower includes Paul J. Schulte and Steve H. Borgmann and will include Jim Humphrey in the event of the contemplated merger referred to in Section 2.1(c) ("Management Personnel"). Immediately following the merger, the HH Trust board will include Paul J. Schulte, Steve H. Borgmann and Jim Humphrey. Until the Term Loan Maturity Date, at least two of such persons will continue to be on the HH Trust board unless the Bank consents otherwise in writing, which consent shall not be unreasonably withheld.

         4.13 FEDERAL, STATE, COUNTY AND LOCAL LAWS AND REGULATIONS. The Borrower shall comply in all respects with any and all applicable state and federal securities laws and regulations and any and all applicable rules and regulations of any securities exchange or the Securities and Exchange Commission as the same relate to the issuance, purchase, sale or registration of securities. The Borrower shall comply in all respects with any and all applicable federal, state, county and local laws, statutes, ordinances, court orders, rules, and regulations with respect to Borrower's businesses, fixed assets, inventory, employees, corporate structures and properties.

         4.14 NOTIFICATION OF LEGAL ACTIONS. The Borrower shall notify the Bank, in writing, of any material legal action commenced or threatened against the Borrower within five (5) days of receipt of such information by the Borrower. For purposes of this Agreement, any material legal action shall be deemed one where the amount in controversy, either directly or indirectly, exceeds the sum of Five Hundred Thousand and No/100 Dollars ($500,000).

         4.15 ADVERSE CHANGE. The Borrower shall immediately upon obtaining any knowledge of any material adverse change in the financial condition or position of the Borrower provide the Bank with written notice describing in detail the nature of such adverse change.

         4.16 LIMITED PARTNERSHIP OFFICES. The chief executive office of Borrower is in Silver Spring, Maryland. Borrower shall not change the location of its principal place of business unless Borrower shall give the Bank at least 60 days prior written notice thereof and all actions necessary or advisable in the Bank's opinion to protect the Bank's liens covered by the Security Documents shall have been taken.

         4.17 LOAN TO EMPLOYEES. Borrower shall not make any loans to any employees, officers or shareholders of the Borrower after the date of this Agreement, except with respect to incidental expenses related to the performance of the duties of the employees and officers such as travel expenses.

         4.18 SELL, CONVEY AND TRANSFER. Borrower shall not sell, convey, transfer, dispose of or further encumber the Borrower's properties subject to the liens created by the Security Documents or any part thereof or any interest therein except as otherwise provided in the Security Documents or this Agreement covering all or any portion thereof or an undivided interest therein, either voluntarily, involuntarily or otherwise, or enter into an agreement to do so without the prior written consent of the Bank, except sales and dispositions of personal property in the ordinary course of Borrower's business.

         4.19 RECORDS. Borrower shall keep and maintain full and accurate accounts and records of Borrower's operations and businesses according to generally accepted accounting principles and practices for Borrower's type of business.

         4.20 INDEMNIFICATION. Borrower shall, at Borrower's expense, protect, defend, indemnify, save and hold Bank harmless against any and all claims, demands, losses, expenses, damages, causes of action (whether legal or equitable in nature) asserted by any person or entity arising out of, caused by or relating to this Agreement, the Term Loan and Security Documents, and Borrower shall pay Bank upon demand all claims, judgments, damages, losses, and expenses (including court costs and expenses) incurred by Bank as a result of any legal or other action arising out of this Agreement, the Term Loan or Security Documents as aforesaid, except for costs arising out of the Bank's gross negligence or willful misconduct.

         4.21 THIRD PARTY CLAIMS. Bank shall not be liable to, and Borrower shall save Bank harmless against the claims of, materialmen, contractors, subcontractors, laborers and others for goods delivered by them to the Borrower or Borrower's properties or services performed by them in or upon the Borrower's properties or otherwise in connection with the Borrower. Borrower is not and shall not be considered to be the agent of Bank for any purpose.

         4.22 INSURANCE. Borrower shall not obtain or carry any separate insurance whatsoever which is concurrent in form, or contributing in the event of loss, with that required under Section 4.9 hereof unless Bank is also named therein as an insured, with loss payable as provided in Section 4.9 hereof. Borrower shall notify Bank at least 30 days before any such separate insurance is obtained and shall deliver to the Bank the policy or policies or certificates evidencing such insurance immediately after such policy or policies or such certificates are issued.

         4.23 SUBSIDIARIES. Borrower shall not acquire or create any additional subsidiaries without the prior written consent of the Bank, which consent shall not be unreasonably withheld. Borrower shall not assign, pledge or grant a security interest in the stock of any of its subsidiaries.

         4.24 CAPITAL EXPENDITURE ACCOUNT. Borrower shall establish a Capital Expenditure Account with the Bank upon the execution of this Agreement, and shall maintain the account until all amounts owed to the Bank have been repaid and the Bank shall have no remaining obligation to make further advances to the Borrower. Borrower shall deposit, or shall direct any tenant, lessor or manager to deposit, 4% of the total revenue from the Term Loan Properties into the Capital Reserve Account to be used solely for the purpose of maintenance and capital expenditures relating to properties owned by the Borrower. Until the occurrence of an Event of Default, or until otherwise notified by the Bank, Borrower may use the funds in the Capital Expenditure Account at its discretion for the purposes set forth herein.

         4.25 FRANCHISOR PERFORMANCE REPORTS. Borrower shall comply, and shall cause any tenant approved by the Bank to comply, with all recommendations of its franchisors or licensors in any performance reports for the operation and maintenance of the Term Loan Properties within the time frames required or recommended by the respective franchisors or licensors.

         4.26 HOTEL OPERATOR. Borrower acknowledges that the Bank has agreed to make this loan in reliance on the expertise of Paul J. Schulte, Steve H. Borgmann, Jim Humphrey and Randy P. Smith in operating properties such as the Term Loan Properties. Borrower agrees that unless the Bank otherwise consents in writing (which consent shall not be unreasonably withheld), one or more of the individuals listed in the preceding sentence shall be actively involved in the operation and management of the Term Loan Properties throughout the term of this Agreement.

         4.27 SUPERTEL OR HH TRUST OWNERSHIP OF BORROWER. Until the Term Loan Maturity Date, Supertel Hospitality, Inc., HH Trust, or HHLP (provided that HH Trust is the controlling limited partner of HHLP either directly or through its ownership of HH REIT) shall be the sole limited partner of Borrower.

         4.28 ADDITIONAL COLLATERAL. In the event the merger described in the Disclosure Schedule does not occur on or before October 31, 1999, Borrower shall provide the Bank with such additional documents as is required by the Bank to perfect a lien on all personal property, grant an assignment of all rents and leases, provide a collateral assignment of all franchise rights and provide agreements from franchisors all relating to or pertaining to the Term Loan Properties, or assign or transfer interests in the franchises for the Term Loan Properties. Borrower further covenants and agrees that it shall not transfer or grant any liens on any of Borrower's personal property relating to or pertaining to the Term Loan Properties, or assign any of the rents and leases relating to or pertaining to the Term Loan Properties after the execution of this Agreement unless the merger described in the Disclosure Schedule occurs on or before October 31, 1999, and then only as provided in the Disclosure Schedule.



                               SECTION 5. DEFAULT

         5.1 EVENTS OF DEFAULT. Each of the following occurrences is hereby defined as an "Event of Default."

                  (a) Nonpayment. The Borrower shall fail to make any payment of principal or interest on the Term Loan Note or shall fail to make payment of other amounts payable by the Borrower hereunder or under the Security Documents when and as due and such failure shall continue for a period of three (3) Banking Days after Borrower's receipt of written notice that the same is due (for the purposes of this Section 5.1(a) only, and notwithstanding anything to the contrary contained in Section
         7.2 below, the Borrower shall be deemed to have received the Bank's notice of a payment default on the same day such notice is sent to Borrower via telecopier, provided that the Bank receives a confirmation upon completion of the Bank's telecopier transmission that the respective notice has been successfully transmitted to the Borrower at the telecopier number provided in Section 7.2 below, unless the transmission cannot be completed because the Borrower has not maintained the ability to receive telecopier transmissions at the telecopier number set forth in Section 7.2); or

                  (b) Nonperformance. There shall occur any default or event of default, (subject to curative rights, if any) or any event which requires the prepayment of borrowed money or the acceleration of the maturity thereof, under the terms of any other evidence of indebtedness or any other agreement for borrowed money issued or assumed or entered into by the Borrower with this Bank or with any other bank or third party, or under the terms of any indenture agreement or instrument under which any such evidence of indebtedness or other agreement is issued, assumed, secured or guaranteed, and such event shall continue beyond any applicable period of grace; or

                  (c) Dissolutions, etc. The Borrower shall fail to comply with any prohibition against dissolution, liquidation, merger, consolidation or sale of assets; or

                  (d) Warranties. Any representation, warranty, schedule, certificate, financial statement, report, notice or other writing furnished by or on behalf of the Borrower to the Bank or any representation, warranty or covenant contained in this Agreement, the Term Loan Note or Security Documents, is false or misleading in any material respect on the date as of which the facts therein set forth are stated certified or reaffirmed; or

                  (e) ERISA. Any reportable event shall occur under the Employee Retirement Income Security Act of 1974, as amended, in respect of any employee benefit plan maintained for employees of the Borrower or its subsidiaries; or

                  (f) Litigation. Any financial judgment, resulting from judicial or administrative action, shall be entered against the Borrower, or with respect to any assets of the Borrower, in which the amount of such judgment exceeds One Hundred Thousand and No/100 Dollars ($100,000), if such judgment remains undischarged for a period of sixty
         (60) days or more after the date on which such judgment becomes final, without regard to any right of appeal to a higher court of law, unless Borrower shall have taken whatever action is required, including, without limitation, posting a supersedeas bond, to stay proceedings to enforce any such judgment; or any proceeding (judicial or administrative) could have a material and adverse effect on the future operations of the Borrower; or

                  (g) Noncompliance with this Agreement, Term Loan Note or Security Documents. The Borrower shall fail to comply with any provision hereof or any provision of the Term Loan Note or any Security Documents, which failure does not otherwise constitute an Event of Default under Section 5.1(a), and such failure shall continue for thirty (30) days after written notice thereof to the Borrower by the Bank or any other holder, beneficiary, or secured party of the Term Loan Note or Security Documents; or

                  (h) Bankruptcy - Filing of Petition. The Borrower shall file a petition seeking relief, or consent or answer consenting to a petition seeking relief against Borrower under the federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy law or other similar law, or the Borrower shall consent to the institution of proceedings thereunder or the filing of any such petition or to the appointment or taking possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Borrower or any subsidiary; or

                  (i) Bankruptcy - Entry of Order for Relief. There shall be entered a decree or order by a court constituting an order for relief in respect of the Borrower, under the federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Borrower or of any substantial part of their properties, or ordering the winding-up of or liquidation of the affairs of the Borrower and any such decree or order shall continue unstayed and in effect for a period of sixty (60) consecutive days; or

                  (j) Insolvency. The Borrower shall become insolvent or shall fail or be unable to pay its debts as they mature, or shall admit in writing its inability to pay its debts as they mature, or shall make a general assignment for the benefit of its creditors, or shall enter into any composition or similar agreement, or shall suspend the transaction of all or a substantial portion of its usual business; or

                  (k) Environmental Noncompliance. Notice shall be given of any alleged violation of environmental laws relating to the present or previously-owned or leased real properties of the Borrower or any of its subsidiaries, the effect of which could be reasonably expected to have a material adverse effect on the Borrower; or

                  (l) Supertel Default. Supertel Hospitality, Inc., a Delaware corporation, shall fail to make any payment of principal or interest due or otherwise default on any other obligations to the Bank beyond any applicable grace or cure period; or

                  (m) Franchise Agreement Default. Borrower or any tenant of Borrower shall default on any franchise or license agreement relating to any of the Term Loan Properties, and such default shall continue beyond any applicable grace or cure period provided in the franchise or license agreement.

         5.2 REMEDIES. Time is of the essence. Upon the occurrence of any such Event of Default and during the continuance thereof, any obligation of the Bank, or any other holders of the Term Loan Note, with respect to the Term Loan shall automatically terminate, and the Bank or any other holders of the Term Loan Note may declare the Term Loan Note to be immediately due and payable, whereupon the Term Loan Note and any other amounts at the time accrued or payable hereunder but unpaid, shall immediately become due and payable, which acceleration shall occur automatically upon the occurrence of the Events of Default provided in Sections 5.1(h) and (i), without presentment, demand, notice or protest of any kind, all of which are hereby expressly waived by the Borrower. No delay or omission on the part of the Bank or any holder of the Term Loan Note in exercising any power or right hereunder or under the Term Loan Note or Security Documents shall impair such right or power or be construed to be a waiver of any Event of Default or any acquiescence therein, nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof, or the exercise of any other power or right.


                        SECTION 6. CONDITIONS OF LENDING

         The obligation of the Bank to make the Term Loan is subject to the following conditions:

         6.1 DOCUMENTATION. In addition to the conditions precedent set forth in
Section 6.2, the obligation of the Bank to make the Term Loan is subject to the conditions precedent that the Bank shall have received all of the following, each duly executed and dated the date of the Term Loan in form and substance satisfactory to the Bank and its counsel, at the expense of the Borrower, and in such number of signed counterparts as the Bank may request (except for the Term Loan Note, of which only the original of each shall be signed):

                  (a) Notes. The duly executed Term Loan Note;

                  (b) Security Documents. The duly executed or endorsed Deeds of Trust, Mortgages, Assignments of Leases and Rents, Subordination, Nondisturbance and Attornment Agreements, Security Agreement(s) and Financing Statements;

                  (c) Insurance. Original insurance policies or certificates thereof for the insurance required by Section 4.9 hereof;

                  (d) Taxes. Evidence satisfactory to Bank that all taxes are fully paid and not delinquent;

                  (e) Resolution. A certified copy of the resolution or other appropriate action of the Borrower authorizing or ratifying the execution, delivery and performance, respectively, of this Agreement, the Term Loan Note, Security Documents, and the other agreements, documents and instruments provided for in this Agreement, certified by the Secretary of the Borrower;

                  (f) Limited Partnership Documents. A certified copy of the certificate of limited partnership and limited partnership agreement of the Borrower certified by the Secretary, a certificate of good standing issued by the Secretary of State of the State of Maryland;

                  (g) Certificate of Incumbency. A certificate of the Secretary of the Borrower certifying the names of the officer or officers of the Borrower authorized to sign this Agreement, Term Loan Note and Security Documents and the other agreements, documents, and instruments provided for in this Agreement, together with a sample of the true signature of each such officer (the Bank may conclusively rely on such certificate);

                  (h) Certificate of No Default. A certificate signed by the Chief Financial Officer of the Borrower to the effect that (i) no Event of Default has occurred and is continuing or will result from the making of the Term Loan; and (ii) the representations and warranties of the Borrower contained herein are true and correct as at the date of the Term Loan as though made on that date;

                  (i) Opinion of Counsel for the Borrower. A written opinion of counsel to the Borrower in form and substance acceptable to the Bank confirming to Bank the accuracy of the representations and warranties of Borrower set forth in this Agreement and other matters and things as Bank shall request;

                  (j)      Collateral Documents.

                           U.C.C. searches with respect to the Borrower.

                           Phase I Environmental Reports.

                           Lender's Title Policies.

                           Surveys.

                           Appraisals.

                           Comfort Letters or Agreements.


                  (k) Miscellaneous. Such other documents and certificates as the Bank may reasonably request.

         6.2      REPRESENTATIONS AND WARRANTIES; NO DEFAULT.

                  (a) Representations and Warranties. At the date of this Agreement and any advance under the Term Loan, the Borrower's representations and warranties set forth herein shall be true and correct as at such date with the same effect as though those representations and warranties had been made on and as at such date.

                  (b) No Default. At the time of this Agreement and any advance under the Term Loan, and immediately after giving effect to the Term Loan, the Borrower shall be in compliance with all the terms and provisions set forth herein on its part to be observed or performed, and no Event of Default shall have occurred and be continuing at the time of the Term Loan or would result from the making of the Term Loan or any subsequent advances thereunder.

         6.3 SUCCEEDING LOANS. The application or request by the Borrower for any loan other than the Term Loan, including requests for advances thereunder, shall be deemed a representation and warranty by the Borrower that the statements in Sections 3 and 4 are true and correct on and as of the date of each such loan except with respect to any changes in those statements permitted by this Agreement, changes of which Borrower has given written notice to Bank pursuant to the terms of this Agreement and changes agreed upon by the Bank in writing subsequent to the date of this Agreement.


                            SECTION 7. MISCELLANEOUS

         7.1 WAIVER OF DEFAULT. The Bank may, by written notice to the Borrower, at any time and from time to time, waive any default in the performance or observance of any condition, covenant or other term hereof, which shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver, the Bank and the Borrower shall be restored to their former position and rights hereunder and under the Term Loan Note, and any Event of Default so waived shall be deemed to be cured and not continuing; but no such waiver shall affect, extend or impair any rights of the Bank with respect to any default, except as specifically set forth in the Bank's written notice, nor shall it affect Bank's rights with respect to any subsequent or other Event of Default.

         7.2 NOTICES. All notices, communications and distributions hereunder shall be given or made to the following parties at the following addresses:

         (a)      if to the Borrower:

                  E&P FINANCING LIMITED PARTNERSHIP

                  Pre-Merger:

                  c/o SUPERTEL HOSPITALITY, INC.
                  309 North 5th Street
                  Norfolk, Nebraska 68702-2520
                  (402) 371-4229

                  with a copy thereof to:

                  MCGRATH, NORTH, MULLIN, KRATZ, P.C.
                  222 South 15th Street, Suite 1400
                  Omaha, Nebraska 68102
                  (402)341-3070
                  Attention: Ronald L. Comes
                  Telecopier: (402) 341-0216


                  Post-Merger:

                  c/o HUMPHREY HOSPITALITY TRUST, INC.
                  12301 Old Columbia Pike
                  Silver Spring, Maryland 20904
                  Attention: Bethany Hooper
                  Telecopier: (301) 680-4342

                  with a copy thereof to:

                  GALLAGHER, EVELIUS & JONES, LLP
                  218 North Charles Street, Suite 400
                  Baltimore, Maryland 21201
                  (410)727-7702
                  Attention: Stephen A. Goldberg
                  Telecopier: (410) 837-3085


         (b)      if to the Bank:

                  U.S. BANK NATIONAL ASSOCIATION
                  233 South 13th Street, Suite 911
                  Lincoln, Nebraska  68508
                  Attention: Steven D. Erwin, Senior Vice President with a copy thereof to:

                  CLINE, WILLIAMS, WRIGHT, JOHNSON & OLDFATHER
                  1900 U.S. Bank Building
                  233 South 13th Street
                  Lincoln, Nebraska  68508
                  (402) 474-6900
                  Attention:  Stephen H. Nelsen

or in any of the foregoing cases at such other addresses as the addressee may hereafter specify for such purpose by written notice to the parties. Such notices and other communications will be effectively given only if and when given in writing and delivered at the address set forth herein duly deposited in the mails with first-class postage prepaid, or delivered to a telegraph company with all charges prepaid, addressed as aforesaid.

         7.3 WAIVERS. If the Bank does not require certain conditions precedent to closing of the Term Loan as described in Section 6, such act shall be construed only as a conditional waiver of those conditions as to closing on the Term Loan on the date hereof and shall not be a general waiver of the compliance with those conditions by the Borrower, and the Borrower shall comply with those conditions hereafter on demand by the Bank. Any condition precedent to closing of the Term Loan waived by the Bank under this paragraph shall automatically be a condition precedent to all other future corresponding loans and disbursements of the Term Loan.

         7.4 NONWAIVER; CUMULATIVE REMEDIES. No failure to exercise, and no delay in exercising, on the part of the Bank of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Bank herein provided are cumulative and not exclusive of any rights or remedies provided by law.

         7.5 SURVIVAL OF AGREEMENTS. All agreements, representations and warranties made herein shall survive the delivery of this Agreement, the Term Loan Note and the Security Documents and the making of any loans or advances.

         7.6 SUCCESSORS. This Agreement shall, upon execution and delivery by the Borrower, become effective and shall be binding upon and inure to the benefit of the Borrower and the Bank, and their respective successors and assigns, except that the Borrower may not transfer or assign any of its rights or interest hereunder without the prior written consent of the Bank.

         7.7 CAPTIONS. Captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. Reference herein to Sections without reference to the document in which they are contained are references to this Agreement.

         7.8 SINGULAR AND PLURAL. Unless the context requires otherwise, wherever used herein the singular shall include the plural and vice versa.

         7.9 COUNTERPARTS. This Agreement may be executed by the parties on any number of separate counterparts, and by each party on separate counterparts, each counterpart shall be deemed an original instrument; and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

         7.10 FEES. The Borrower agrees, upon written request of the Bank, to pay or reimburse the Bank for all costs and expenses incurred by the Bank relating to this Agreement, including, without limitation, the costs and expenses of seeking advice in regard to preparing and enforcing this Agreement or the Term Loan Note or Security Documents, or preserving its rights hereunder or under any document or instrument executed in connection herewith (including legal fees and reasonable time charges of attorneys who may be employees of the Bank, whether in or out of court, in original or appellate proceedings or in bankruptcy), together with all expenses of record searches, environmental studies, surveys, title insurance policies, appraisals, and filing and closing fees paid by the Bank with respect to this Agreement and the perfection of the Bank's liens.

         7.11 FURTHER ASSURANCES. From time to time, the Borrower will execute and deliver to the Bank such additional documents, and will provide such additional information as the Bank may reasonably require to carry out the terms of this Agreement and be informed of the Borrower's status and affairs.

         7.12 CONSTRUCTION. This Agreement, the Term Loan Note and Security Documents and any document or instrument or other agreement executed in connection herewith and except as otherwise specifically provided therein shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Nebraska, and shall be deemed to have been executed in the State of Nebraska.

         7.13 ENTIRE AGREEMENT. This Agreement may not be assigned by Borrower without the prior written consent of Bank which consent may be withheld. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof, superseding all prior written or oral understandings, and may not be modified, amended or terminated except by a written agreement signed by each of the parties hereto or thereto. Notwithstanding the foregoing, the provisions of this Agreement are not intended to supersede the provisions of the Term Loan Note or Security Documents, but shall be construed as supplemental thereto.

         7.14 SEVERABILITY. If any term or provision of this Agreement, or the Term Loan Note or Security Documents, or any document or instrument executed in connection therewith, including amendments and modifications or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the terms and provisions or the application of such term or provision to person or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each form and provision shall be valid or enforced to the fullest extent possible by law.

         7.15 SUBMISSION TO JURISDICTION; VENUE. To induce the Bank to make the Term Loan, as evidenced by the Term Loan Note and Security Documents and this Agreement, the Borrower irrevocably agrees that, subject to the Bank's sole and absolute election, all suits, actions or other proceedings in any way, manner or respect, arising out of or from or related to this Agreement, the Term Loan Note and Security Documents, or any document executed in connection herewith, shall be subject to litigation in courts having situs within Nebraska. The Borrower hereby consents and submits to the jurisdiction of any local, state or federal court located within Nebraska. The Borrower hereby waives any right it may have to transfer or change the venue of any suit, action or other proceeding brought against the Borrower by the Bank in accordance with this section.

         7.16 WAIVER OF TRIAL BY JURY. BANK BY ITS ACCEPTANCE HEREOF AND BORROWER HEREBY VOLUNTARILY, KNOWINGLY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT OR CONCERNING THE OBLIGATIONS OR ANY REAL OR PERSONAL PROPERTY PLEDGED AS COLLATERAL UNDER THE SECURITY DOCUMENTS, REGARDLESS OF WHETHER SUCH ACTIONS OR PROCEEDINGS CONCERN ANY CONTRACTUAL OR TORTIOUS OR OTHER CLAIM. BORROWER ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL TO BANK IN EXTENDING CREDIT TO BORROWER, THAT BANK WOULD NOT HAVE EXTENDED SUCH CREDIT WITHOUT THIS JURY TRIAL WAIVER, AND THAT BORROWER HAS BEEN REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS JURY TRIAL WAIVER AND UNDERSTANDS THE LEGAL EFFECT OF THIS WAIVER.

         7.17 CREDIT AGREEMENT NOTICE. A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

         7.18 APPLICATION OF PROCEEDS. The Bank shall have sole discretion regarding the application of any payments or proceeds received from the Borrower, voluntary or involuntary, including, without limitation, any proceeds from the sale or other disposition of any of the collateral or security described in Section 2.

         7.19 CONSENT TO TRANSACTIONS. Notwithstanding any provisions of this Agreement or the Security Documents to the contrary, the Bank hereby consents to the transactions described in the Disclosure Schedule attached hereto as Exhibit "I", provided that the transactions are consummated on or before October 31, 1999 and strictly in accordance with the Disclosure Schedule. The Disclosure Schedule was prepared by the Borrower, and the Borrower represents and warrants the truth and accuracy of information provided in the Disclosure Schedule, which representation and warranty shall survive the execution of this Agreement.

                                   "BORROWER"

                                   E&P FINANCING LIMITED PARTNERSHIP,
                                   a Maryland limited partnership

                                   By: E&P REIT Trust, General Partner


                                   By:______________________________________
                                        Paul J. Schulte, President



                                   "BANK"

                                   U.S. BANK NATIONAL ASSOCIATION


                                   By:______________________________________
                                        Steven D. Erwin
                                        Senior Vice President


STATE OF _____________)
                      ) ss.
COUNTY OF ___________ )

         The foregoing instrument was acknowledged before me this ___ day of October, 1999, by Paul J. Schulte, President of E&P REIT Trust, the General Partner of E&P Financing Limited Partnership, a Maryland limited partnership, on behalf of said limited partnership.

                                   ______________________________________
                                   Notary Public



STATE OF _____________)
                      ) ss.
COUNTY OF ___________ )

         The foregoing instrument was acknowledged before me this ___ day of October, 1999, by Steven D. Erwin, Senior Vice President of U. S. Bank National Association, a national banking association, on behalf of said association.



                                   ______________________________________
                                   Notary Public

                                    EXHIBITS

Exhibit A                       Term Loan Note

Exhibit B                       Real Estate Descriptions and Recording Offices

Exhibit C                       Assignment of Leases and Rents

Exhibit D                       Lease Subordination Agreements

Exhibit E                       Collateral Assignments

Exhibit F                       Agreements with Franchisors

Exhibit G                       Security Agreement

Exhibit H                       Financing Statement

Exhibit I                       Disclosure Schedule

Exhibit J                       Subsidiaries